UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 11, 2011

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 Scott Boulevard, Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2011, Advanced Analogic Technologies Incorporated (the “Company”) received a deficiency notice from the Listing Qualifications Department Staff of The NASDAQ Stock Market (“NASDAQ”) stating that because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, the Company is presently not in compliance with NASDAQ Marketplace Rule 5250(c)(1). The NASDAQ letter directs the Company to submit a plan to regain compliance with the continuing listing requirements by January 10, 2012. The Company expects to address NASDAQ’s notice by filing the Form 10-Q or by submitting a compliance plan within such timeframe.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2011, Skyworks Solutions, Inc. has made certain allegations regarding the Company’s accounting practices in connection with an arbitration proceeding in the Delaware Court of Chancery. The arbitration is set to begin November 28, 2011. The Audit Committee of the Company’s Board of Directors has determined that it will conduct an internal review of the allegations prior to the filing of the Company’s Form 10-Q for the quarter ended September 30, 2011.

A copy of the press release relating to this issue is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Text of press release issued by Advanced Analogic Technologies Incorporated, dated November 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Ashok Chandran
Ashok Chandran
Vice President, Chief Accounting Officer and interim Chief Financial Officer

Date: November 16, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Advanced Analogic Technologies Incorporated, dated November 16, 2011.